Exhibit 99.1

CIT ANNOUNCES REDEMPTION OF APPROXIMATELY $500 MILLION OF ITS UNSECURED DEBT

NEW YORK – Aug. 17, 2018 – CIT Group Inc. (NYSE: CIT) today announced that it has given notice of its intention to redeem on Sept. 20, 2018 (the “Redemption Date”) all of its outstanding 3.875% Senior Unsecured Notes due February 2019 (the “Notes”).

The Notes will be redeemed at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes redeemed, and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related Redemption Date but for such redemption (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 35 basis points, plus, in either case, accrued and unpaid interest, to the Redemption Date, subject to the rights of holders of such notes on a relevant record date to receive interest due on a relevant interest payment date.

CIT has instructed Wilmington Trust, National Association, as the trustee for the Notes, to distribute a Notice of Redemption to all registered holders of the Notes on Aug. 17, 2018. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from Wilmington Trust, National Association.

CIT expects to use proceeds from the offering of its 4.750% Senior Unsecured Notes due 2024 to redeem the Notes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $50 billion in assets as of June 30, 2018. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has approximately $31 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information, visit cit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals or conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contacts

CIT MEDIA RELATIONS:

Gina Proia

(212) 771-6008

Gina.Proia@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

(973) 740-5058

Barbara.Callahan@cit.com